                                                                    EXHIBIT 10.1

                           FIRST AMENDMENT TO LEASE
                           ------------------------

     This First Amendment to Lease (the "Agreement) is made as of this 31st day of March, 1999 by and between SEARISE ASSOCIATES, LLC, a California limited liability company ("Landlord") and iMALL, INC., a Nevada corporation ("Tenant").

                                    Recitals
                                    --------

     A. Pursuant to a Lease Agreement between Landlord and Tenant dated June 4, 1998 (the "Lease") Landlord leases to Tenant and Tenant leases from Landlord approximately 8,156 rentable square feet of office space in Suites 820, 825, 830, and 840 (the "Existing Premises") situated in the building commonly known as The SeaRise Building located at 233 Wilshire Boulevard, Santa Monica, CA 90401 (the "Building")

     B.  The Term of the Lease is scheduled to expire August 31, 2008.

     C. Tenant has exercised its one-time Right of First Offer as set out in Paragraph 38 of the Lease to lease Suite 800 (the "Expansion Premises"). The Expansion Premises contains approximately 2,922 rentable square feet.

     D. The parties hereto desire to memorialize the exercise of the Right of First Offer and their agreement concerning the amount of Base Rent payable by Tenant for the Expansion Premises and to make other changes in the Lease, all as hereinafter provided.

     NOW THEREFORE, in consideration of the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. All capitalized terms not otherwise defined herein shall have the meaning given them in the Lease.

2. Reference is hereby made to Paragraph 38 of the Lease. The parties hereto confirm that Tenant has exercised the Right of First Offer and that by Tenant's exercise of the Right of First Offer, Tenant leases from Landlord the Expansion Premises commencing July 1, 1999 ("Expansion Premises Commencement Date") and continuing throughout the Term of the Lease.

3. Tenant shall take the Expansion Premises in their existing "AS IS" condition and Landlord agrees to construct improvements in the Expansion Premises in accordance with the provisions of the Construction Rider attached hereto as Exhibit B.
---------

4. Commencing on the Expansion Premises Commencement Date and continuing throughout the Term of the Lease, in addition to the Base Rent payable by Tenant for the Existing Premises, Tenant shall pay Base Rent for the Expansion Premises as follows:

   07/01/99 - 04/30/01:           $8,619.90 per month ($2.95/rsf/mo)
   05/01/01 - 02/28/03:           $9,058.20 per month ($3.10/rsf/mo)
   03/01/03 - 12/31/04:           $9,350.40 per month ($3.20/rsf/mo)
   01/01/05 - 10/31/06:           $9,642.60 per month ($3.30/rsf/mo)
   11/01/06 - 08/31/08:           $9,934.80 per month ($3.40/rsf/mo)

5. Reference is hereby made to Base Year in the Basic Lease Information of the Lease. Effective on the Expansion Premises Commencement Date, the Base Year with respect to the Expansion Premises shall be 1999.

6. Reference is hereby made to Paragraph 39 of the Lease. Effective as of the Expansion Premises Commencement Date the schedule for the reduction in the face amount of the Letter of Credit shall be changed to read as follows:

               Period                                 Minimum Amount Available
               ------                                 ------------------------
                                                     Under the Letter of Credit
                                                     --------------------------
    Commencement Date through 08/31/00:                     $400,000.00
    09/01/00 - 08/31/01:                                    $312,536.43
    09/01/01 - 08/31/02:                                    $261,821.81
    09/01/02 - 08/31/03:                                    $205,796.70
    09/01/03 - 08/31/04:                                    $143,905.04
    09/01/04 - 08/31/05:                                    $ 75,532.49

7. The effectiveness and validity of this Agreement is contingent upon the receipt by Landlord on or before May 5, 1999 of an amendment to the Letter of Credit extending the expiration of the Letter of Credit to August 31, 2000.

8. Effective on the Expansion Premises Commencement Date, pursuant to Paragraph 36 (a) of the lease, Tenant shall be entitled to nine (9) additional unassigned, non-exclusive parking spaces at the Prevailing Parking Rental for a total of thirty-three (33) unassigned, non-exclusive parking spaces.

9. Tenant warrants and represents to Landlord that in the negotiating or making of this Agreement neither Tenant nor anyone acting on Tenant's behalf has dealt with any broker or finder, other than Stone Company, who might be entitled to a fee or commission for this Agreement. Tenant shall indemnify and hold Landlord harmless from any claim or claims, including costs, expenses and attorney's fees incurred by Landlord asserted by any other broker or finder for a fee or commission based upon any dealings with or statements made by Tenant or Tenant's Representatives.

     If Tenant is a corporation or a partnership, each of the persons executing this Agreement on behalf of Tenant warrants and represents that Tenant is a duly authorized and existing entity that Tenant has full right and authority to enter into this Agreement and that the persons signing on behalf of Tenant are authorized to do so and have the power to bind Tenant to this Agreement.

Tenant shall provide Landlord, upon request, with evidence reasonably satisfactory to Landlord confirming the foregoing representations.

     Except as herein amended the Lease remains unchanged and is in full force and effect in accordance with the terms and provisions contained therein. This First Amendment is hereby executed and delivered in multiple counterparts, each of which shall have the force and effect of an original.

TENANT:                               LANDLORD:

iMALL, INC.,                          SEARISE ASSOCIATES, LLC,
a Nevada corporation                  a California limited liability company

By:  ___________________________      By:  Cornerstone Holdigns, LLC
     Name:  ____________________           a Delaware limited liability company
     Title: ____________________           Manager

By:  ___________________________      By:  ___________________________
     Name:  ____________________           Name:  ____________________
     Title: ____________________           Title:  Authorized Signatory

                                   EXHIBIT A
                                   ---------

                       ATTACHED TO AND FORMING A PART OF
                            FIRST AMENDMENT TO LEASE
                           DATED AS OF MARCH 31, 1999
                                    BETWEEN
                     SEARISE ASSOCIATES, LLC, AS LANDLORD,
                                      AND
                      iMALL, INC., AS TENANT ("AGREEMENT")


                             THE EXPANSION PREMISES
                             ----------------------

                          [Floor plan showing location
                    and configuration of Expansion Premises
                                to be inserted.]


                                                   INITIALS:

                                                   Landlord  ______
                                                   Tenant    ______

                               Exhibit A, Page 1

                                   EXHIBIT B
                                   ---------

                      ATTACHED TO AND FORMING A PART OF
                            FIRST AMENDMENT TO LEASE
                           DATED AS OF MARCH 31, 1999
                                    BETWEEN
                     SEARISE ASSOCIATES, LLC, AS LANDLORD,
                                      AND
                     iMALL, INC., AS TENANT ("AGREEMENT")


                              CONSTRUCTION RIDER
                              -------------------


           1. Tenant Improvements. Tenant has inspected and examined the
              -------------------
Expansion Premises and has elected to lease the Expansion Premises as provided in this Agreement and the Lease on a strictly "AS IS" basis. However, Landlord shall with reasonable diligence through a contractor designated by Landlord (which contractor may be an affiliate of Landlord) construct and install in the Expansion Premises the improvements and fixtures provided for in this Construction Rider ("Tenant Improvements"). Upon request by Landlord, Tenant shall designate in writing an individual authorized to act as Tenant's Representative with respect to all approvals, directions and authorizations pursuant to this Construction Rider.

          1.1.  Plans.  On or before May 7, 1999, Tenant shall cause the space
                -----
planner (the "Space Planner") who has been retained by Tenant as the Space Planner for the Expansion Premises to prepare a space plan (the "Space Plan") to be used for the construction of the Tenant Improvements in the Expansion Premises. Such Space Plan shall be submitted for Landlord's approval and Landlord shall approve or disapprove the Space Plan within three (3) Business Days after receipt thereof. The Tenant Improvements shall be constructed substantially as shown on the Space Plan as approved by Landlord.

          As soon as may be reasonably practicable after approval of the Space Plan by Landlord, the Space Planner will prepare and deliver to Landlord detailed plans and specifications sufficient to permit the construction of the Tenant Improvements by Landlord's contractor ("Construction Documents"). Landlord will cause Landlord's contractor to prepare a cost estimate ("Cost Estimate") for the work shown on the Construction Documents. Tenant shall respond to the Cost Estimate within five (5) Business Days after receipt thereof specifying any changes to the Construction Documents based on the Cost Estimate. The Construction Documents and Cost Estimate, as approved by Tenant and Landlord, are hereinafter referred to as the "Final Construction Documents" and "Final Cost Estimate," respectively.

          Additional interior decorating services and advice on the furnishing and decoration of the Expansion Premises, such as the selection of fixtures, furnishings or design of mill work, shall be provided by Tenant at its expense, but shall be subject to the reasonable approval of Landlord.



                               Exhibit B, Page 1

          1.2.  Construction.  Upon approval by Landlord and Tenant of the Final
                ------------
Construction Documents and the Final Cost Estimate, Landlord shall proceed with reasonable diligence to cause the Tenant Improvements to be substantially completed. The Tenant Improvements shall be deemed to be substantially completed when they have been completed in accordance with the Final Construction Documents except for finishing details, minor omissions, decorations and mechanical adjustments of the type normally found on an architectural "punch list.

          Within 30 days after substantial completion, Landlord and Tenant shall inspect the Expansion Premises and jointly prepare a "punch list" of agreed items of construction remaining to be completed. Landlord shall complete the items set forth in the punch list as soon as reasonably possible. Tenant shall cooperate with and accommodate Landlord and Landlord's contractor in completing the items on the punch list.

          1.3.  Cost of Tenant Improvements.  Landlord shall contribute up to
                ---------------------------
$43,214.00 toward the cost of the design (including preparation of space plans and Construction Documents), construction and installation of the Tenant Improvements in the Expansion Premises. The balance, if any, of the cost of the Tenant Improvements ("Additional Cost"), including, but not limited to, usual markups for overhead, supervision and profit, shall be paid by Tenant. Tenant shall pay Landlord 50% of the Additional Cost based upon the Final Cost Estimate prior to the commencement of construction of the Tenant Improvements. The balance of the actual Additional Cost shall be paid to Landlord upon substantial completion of the Tenant Improvements, within ten (10) days after receipt of Landlord's invoice therefor.

          1.4.  Changes.  If Tenant requests any change, addition or alteration
                -------
in or to any Final Construction Documents ("Changes") Tenant shall cause the Space Planner to prepare additional Plans implementing such Change at Tenant's sole cost and expense. Tenant shall submit the changed Plans to Landlord for its approval. Within three (3) Business Days after receipt of the Plans Landlord shall notify Tenant in writing whether Landlord approves the Change. If Landlord approves the Change, Landlord shall proceed with the Change and Tenant shall be liable for any Additional Cost resulting from the Change. If Landlord fails to approve the Change within such three (3) day period, construction of the Tenant Improvements shall proceed as provided in accordance with the original Construction Documents.

          1.5.  Delays.  Intentionally deleted.
                ------

          2.  Delivery of Expansion Premises.  If Landlord has not tendered
              ------------------------------
possession of the Expansion Premises to Tenant on or before the scheduled Expansion Premises Commencement Date specified in Paragraph 2 of this Agreement, or if Landlord is unable for any other reason to deliver possession of the Expansion Premises to Tenant on or before such date, neither Landlord nor its representatives shall be liable to Tenant for any damage resulting from the delay in delivering possession to Tenant and this Agreement shall remain in full force and effect unless and until it is terminated under the express provisions of this Paragraph.

          Notwithstanding the foregoing, if the Expansion Premises Commencement Date has not occurred or been deemed to have occurred within six (6) months after the scheduled Expansion



                              Exhibit B, Page 2

Premises Commencement Date, either party, by written notice to the other party given within ten (10) days after the expiration of such six (6) month period, may terminate this Agreement without any liability to the other party; provided, however, that if the delay in the Expansion Premises Commencement Date is caused by delays of the type described in Section 26 - Force Majeure of the Lease, and if Tenant elects to terminate as provided above, then Tenant shall reimburse Landlord, within thirty (30) days after receipt of notification from Landlord of the amounts due, for any amounts expended or incurred by Landlord for the design, construction and installation of the Tenant Improvements and for brokerage commissions and legal fees in connection with the preparation and negotiation of this Agreement. If Tenant fails to perform any of Tenant's obligations under this Construction Rider within the time periods specified herein, Landlord may, in lieu of terminating this Agreement under the foregoing provisions, treat such failure of performance as an Event of Default under the Lease with respect to the Expansion Premises.

          3.  Access to Expansion Premises.  Landlord shall allow Tenant and
              ----------------------------
Tenant's Representatives to enter the Expansion Premises prior to the Commencement Date to permit Tenant to make the Expansion Premises ready for its use and occupancy; provided, however, that prior to such entry of the Expansion Premises, Tenant shall provide evidence reasonably satisfactory to Landlord that Tenant's insurance, as described in Section 11.1 - Tenant's Insurance of the Lease, shall be in effect as of the time of such entry. Such permission may be revoked at any time upon twenty-four (24) hours' notice, and Tenant and its Representatives shall not interfere with Landlord or Landlord's contractor in completing the Building or the Tenant Improvements.

          Tenant agrees that Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of Tenant's property placed upon or installed in the Expansion Premises prior to the Expansion Premises Commencement Date, the same being at Tenant's sole risk, and Tenant shall be liable for all injury, loss or damage to persons or property arising as a result of such entry into the Expansion Premises by Tenant or its Representatives.

          4.  Ownership of Tenant Improvements.  All Tenant Improvements,
              --------------------------------
whether installed by Landlord or Tenant, shall become a part of the Premises, shall be the property of Landlord and, subject to the provisions of the Lease, shall be surrendered by Tenant with the Premises, without any compensation to Tenant, at the expiration or termination of the Lease in accordance with the provisions of the Lease.

                                                   INITIALS:

                                                   Landlord  ______
                                                   Tenant    ______



                               Exhibit B, Page 3